UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2014

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code : (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 21, 2014, MagneGas Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company of 3,000,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.00 per share (the “Common Shares”), 1,060 shares of the Company's Series D-1 convertible preferred stock, par value $0.001 per share, at a purchase price of $1,000 per share (the “Series D-1 Preferred Shares”), which are convertible into a total of 1,060,000 shares of common stock for an aggregate purchase price of $4,060,000 (the Common Shares, and Series D-1 Preferred Shares  shall be referred to as the “Registered Stock”).  Pursuant to the Purchase Agreement, the Investor also agreed to purchase 940 shares the Company’s Series D-2 convertible preferred stock, par value $0.001 per share, at a purchase price of $1,000 per share, in a private placement (the “Series D-2 Private Placement Preferred Shares,” together with the Series D-1 Preferred Shares, the “Preferred Stock”), which are convertible into a total of 940,000 shares of the Company’s Common Stock for an aggregate purchase price of $940,000. In connection with the purchase of the Series D-2 Private Placement Preferred Shares, the Investor will receive warrants to purchase 5,000,000 shares of the Company’s common stock at an exercise price equal to $1.31 (the “Warrants”).  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.

The closing of the sale of these securities is expected to take place on or about October 24, 2014 (the “Closing”), subject to customary closing conditions.

The Company estimates that the net proceeds from the transactions will be approximately $4,550,000 after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses. Of the net proceeds received by the Company from the transactions, $3,000,000 will be used for the acquisition of a regional gas distributor in Florida and the balance will be used for working capital and general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions.

Shares of Preferred Stock have a liquidation preference equal to the stated value of each share of Preferred Stock or $1,000 per share. The shares of Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the Preferred Stock. Subject to certain ownership limitations as described below, shares of Preferred Stock are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $1.00 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock that would result in the holder, together with its affiliates, beneficially owning in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

The Registered Stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2013 and declared effective on May 28, 2013 (File No. 333- 188661) (the “Registration Statement”). We expect to file a prospectus supplement with the SEC in connection with the sale of the Registered Stock.

The Series D-2 Private Placement Preferred Shares and Warrants will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may convert the Series D-2 Private Placement Preferred Shares and exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  Pursuant to a Registration Rights Agreement, dated October 21, 2014, by and between the Company and the Investor (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series D-2 Private Placement Preferred Shares and upon exercise of the Warrants.

In connection with the transactions, on October 21, 2014, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Northland Securities, Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the issuance and sale of the Registered Stock.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being issued and sold in the transactions.  The Placement Agent will be paid a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agent for certain out-of-pocket expenses incurred in connection with the transactions, which aggregate amount of such expenses reimbursed by the Company will not exceed $100,000 without the Company’s further approval.  In connection with the successful completion of the transactions, for the price of $100, the Placement Agent may purchase a five-year warrant to purchase shares of our common stock equal to 5.0% of the shares sold in these transactions at an exercise price of $1.31 (the “Placement Agent Warrant”).  The warrants that the Placement Agent may purchase described in this paragraph will contain demand registration rights, and the Company has agreed to register the shares of common stock issuable upon exercise of any such warrants sold to the Placement Agent.

The Placement Agency Agreement and form of the Purchase Agreement, the Certificates of Designation (defined below) of preferences, rights and limitations of the Preferred Stock, the Warrant, the Placement Agency Warrant and the Registration Rights Agreement, are filed hereto as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 4.4, and 10.3 respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

 Item 3.02            Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company issued the Private Placement Preferred Shares and the Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b).

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance and sale of the Preferred Stock, on or prior to the Closing, the Company shall file a two Certificates of Designation of the Preferred Stock (the "Series D-1 Certificate of Designation" and “Series D-2 Certificate of Designation”, together the “Certificates of Designation”) with the Secretary of State for the State of Delaware. The Certificates of Designation shall become effective on the Closing. The summary of the rights, powers, and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. Copies of the Certificates of Designation are attached as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 8.01             Other Events.

On October 21, 2014, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Certificate of Designations of Series D-1 Convertible Preferred Stock
Exhibit 4.2	Form of Certificate of Designations of Series D-2 Convertible Preferred Stock
Exhibit 4.3	Form of Warrant
Exhibit 4.4	Form of Placement Agent Warrant
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
Exhibit 10.1	Form of Placement Agency Agreement
Exhibit 10.2	Form of Securities Purchase Agreement
Exhibit 10.3	Form of Registration Rights Agreement
Exhibit 99.1	Press Release dated October 21, 2014

*	To be filed by Amendment on or prior to the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 21, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer